UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2015, our Board of Directors elected Daniel E. Stebbins to serve as a director of Senomyx, Inc., effective immediately.  In connection with his appointment, Mr. Stebbins will enter into our standard form of indemnification agreement.  We are not aware of any transaction involving Senomyx and Mr. Stebbins requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Stebbins received an automatic stock option grant to purchase 30,000 shares of our common stock pursuant to our 2013 Equity Incentive Plan.  The stock option has an exercise price per share of $6.45, which was the closing price of our common stock as reported on the Nasdaq Global Market for September 10, 2015, and vests in equal monthly installments over a three-year period following the date of the agreement.

On September 11, 2015, we issued a press release announcing Mr. Stebbins’ election to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Senomyx, Inc. on September 11, 2015 announcing the election of Daniel E. Stebbins to its Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ CATHERINE LEE
Catherine Lee
Vice President, General Counsel and Corporate Secretary

Date: September 11, 2015